UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2023 (July 28, 2023)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC
5.00% Notes due 2026	FCRX	The New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2023, Crescent Capital BDC, Inc., a Maryland corporation (the “Company”) issued approximately $50 million in aggregate principal amount of 7.54% senior unsecured notes due July 28, 2026 (the “Series 2023A Notes”) as more fully described below. The Company also repaid all outstanding indebtedness and interest on $50 million in aggregate principal amount of its 5.95% senior unsecured notes due July 30, 2023 (the “Series 2020A Notes”). The aggregate amount paid was approximately $51.5 million, consisting of the remaining principal amount plus accrued and unpaid interest thereon. Following the payment, none of the Series 2020A Notes remain outstanding.

On May 8, 2023, the Company, entered into a Second Supplement to the Note Purchase Agreement (the “Second Supplement”) by and among the Company, the qualified institutional investors named therein (the “Series 2023A Additional Purchasers”) governing the issuance of the 2023A Notes. The Second Supplement supplements the Note Purchase Agreement, dated July 30, 2020 by and among the Company and Sun Life Assurance Company of Canada and Sun Life Financial Trust, Inc. (the “Master Note Purchase Agreement” and together with the Second Supplement and the First Supplement to the Note Purchase Agreement, dated as of February 17, 2021, the “Note Purchase Agreement”) pursuant to which the Company previously issued the Series 2020A Notes and $135.0 million in aggregate principal amount of its 4.00% senior unsecured notes due February 17, 2026. The Series 2023A Notes have a fixed interest rate of 7.54% and will be due on July 28, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the Series 2023A Notes will be due semiannually. This interest rate is subject to an increase (of up to 1.00% to a maximum rate of 8.54%) during any time that, subject to certain exceptions, the Series 2023A Notes do not have an investment grade rating of BBB- or better. In addition, the Company is obligated to offer to repay the Series 2023A Notes at par if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Company intends to use the net proceeds to repay certain indebtedness, which may include indebtedness outstanding under its debt facilities, and for other general corporate purposes. The Company may re-borrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and a regulated investment company under the Internal Revenue Code of 1986, as amended, minimum shareholders’ equity, minimum asset coverage ratio, minimum interest coverage ratio and prohibitions on certain fundamental changes of the Company. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or certain significant subsidiaries, certain judgements and orders, and certain events of bankruptcy.

The Series 2023A Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Series 2023A Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Series 2023A Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by references to the copy of the Second Supplement which was filed as Exhibit 10.15 to the quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission on May 10, 2023, and the copy of the Master Note Purchase Agreement which was filed as Exhibit 10.1 to the current report on Form 8-K, as filed with the SEC on July 30, 2020, each of which is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Second Supplement to Note Purchase Agreement, dated May 8, 2023, by and among the Company and the Purchasers signatory thereto (incorporated by reference to Exhibit 10.15 to the Company’s quarterly report on Form 10-Q filed on May 10, 2023).

10.2	Master Note Purchase Agreement, dated July 30, 2020, by and among the Company and the Purchasers signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 30, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL, BDC, INC.

Date: July 28, 2023	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer

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